SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
  PREFERRED CONVERTIBLE STOCK-KETEMA 8% 11/15/03
  GABELLI FUNDS, INC.
       THE GABELLI CONVERTIBLE SECURITIES FUND
                         5/11/94                8            99.0000
                         4/29/94              200            95.0000
       THE GABELLI ABC FUND
                         4/29/94               53            95.0000
  GAMCO INVESTORS, INC.
                         5/09/94               10            99.0000
                         5/02/94                5            97.5000
                         3/29/94               25           104.0000
                         3/28/94               25           104.0000
                         3/25/94               35           104.0000
                         3/25/94               15           104.0000
                         3/08/94               60           106.0000
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.